Exhibit 10.2

EXECUTION VERSION

LIMITED WAIVER, FORBEARANCE AND FOURTH AMENDMENT

LIMITED WAIVER, FORBEARANCE AND FOURTH AMENDMENT, dated as of May 4, 2020 (this “Waiver and Amendment”), among THE HERTZ CORPORATION, a Delaware corporation (together with its successors and assigns, the “Parent Borrower”), the other Loan Parties party hereto, the several banks and other financial institutions parties hereto as Lenders and the Administrative Agent (as defined below).

RECITALS

WHEREAS, the Parent Borrower is party to that certain Credit Agreement, dated as of June 30, 2016 (as amended by the First Amendment, dated as of February 3, 2017, the Second Amendment, dated as of February 15, 2017, and the Third Amendment, dated as of November 2, 2017, and as further amended, amended and restated, supplemented or otherwise modified from time to time to but not including the date hereof, the “Credit Agreement”), among the Parent Borrower, the Subsidiary Borrowers from time to time party thereto, the several banks and other financial institutions from time to time parties thereto and Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”); with Credit Agricole Corporate and Investment Bank, as syndication agent, and Bank of America, N.A., Bank of Montreal, BNP Paribas, Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Royal Bank of Canada, each as a co-documentation agent;

WHEREAS, the Parent Borrower has informed the Administrative Agent that, in light of the recent, sudden and dramatic impacts of the COVID-19 pandemic on its business particularly and its industry generally (the “COVID-19 Impact”), the Parent Borrower may determine that it is in the best interests of the Parent Borrower to not comply with those of its Contractual Obligations listed on Annex A (the “Specified Non-Performance”) and, as a result, is requesting relief from any determination that any such Specified Non-Performance could possibly result in a Default or Event of Default under the following provisions of the Credit Agreement: (I) failure to comply with certain Contractual Obligations (solely to the extent constituting the Specified Non-Performance) which may reasonably be expected to have a Material Adverse Effect pursuant to Section 7.4 of the Credit Agreement and the corresponding Event of Default under Section 9(d) of the Credit Agreement (the “Specified Contractual Obligation Event of Default”), (II) failure to provide notice of the occurrence of a Default or Event of Default pursuant to Section 7.7(a) of the Credit Agreement or of the occurrence of a Specified Contractual Obligation Event of Default pursuant to Section 7.7(b)(i) of the Credit Agreement and the corresponding Event of Default under Section 9(d) of the Credit Agreement (“Specified Notice Event of Default”) and (III) a Default or Event of Default under Section 9(f)(v) of the Credit Agreement as a result of the Specified Non-Performance (the “Specified 9(f)(v) Event of Default”);

WHEREAS, the Parent Borrower failed to deliver a certified copy of an annual business plan and budget for the fiscal year 2020 (the “2020 Operating Budget”) on or prior to April 21, 2020 in accordance with Section 7.2(b) of the Credit Agreement, resulting in a Default and, after the expiry of the applicable grace period, an Event of Default under Section 9(b) and Section 9(d) of the Credit Agreement (the “Specified Budget Events of Default” and, together with the Specified Contractual Obligation Event of Default, the Specified Notice Event of Default, the Specified 9(f)(v) Event of Default and the Specified Budget Events of Default, the “Specified Events of Default”);

WHEREAS, the Parent Borrower has informed the Administrative Agent that, as of the Waiver and Amendment Effective Date, (i) the Letters of Credit listed on Annex B (“Specified RAC Letters of Credit”) in an aggregate face amount of $89,600,000 have been issued in support of the obligations of the Parent Borrower or its Subsidiaries in respect of one of more Special Purpose Financings and (ii) the letters of credit listed on Annex C (the “Specified ALOC Letters of Credit”) in an aggregate face amount of $200,000,000 have been issued under the ALOC Facility Agreement (as defined below) in support of obligations of the Parent Borrower or its Subsidiaries in respect of one or more Special Purpose Financings; and

WHEREAS, the Parent Borrower has requested that the Required Lenders agree to (i) temporarily waive any right to determine that any of the Specified Events of Default have occurred, will occur or are continuing, and the Required Lenders have consented to temporarily waive any right to determine that any of the Specified Events of Default have occurred, will occur or are continuing on the terms and conditions contained herein, and (ii) amend the Credit Agreement in certain respects as set forth below.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. As used herein, the following terms shall have the respective meanings set forth below (except as set forth herein, references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) without giving effect to any amendments, supplements, restatements, or other modifications:

“Alternate LC Facility Waiver and Amendment” shall mean that certain waiver and amendment, dated as of the date hereof, by and among the Parent Borrower, the several banks and other financial institutions parties thereto as lenders and Goldman Sachs Mortgage Company, as administrative agent and issuing lender in connection with that certain credit agreement, dated as of December 13, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “ALOC Facility Agreement”), among the Parent Borrower, the several banks and other financial institutions from time to time parties thereto and Goldman Sachs Mortgage Company, as administrative agent and issuing lender.

“HVF Forbearance Agreement” shall mean that certain forbearance agreement, dated as of the date hereof, by and among by and among, the Parent Borrower, Hertz Vehicle Financing LLC (“HVF”), Hertz Vehicle Financing II LP, a Delaware special purpose limited partnership (“HVF II”), whose general partner is HVF II GP Corp., a Delaware special purpose corporation, and whose limited partner is Hertz, DTG Operations, Inc., an Oklahoma corporation (“DTG” and together with Hertz, HVF, and HVF II, the “Hertz Parties”), The Bank of New York Mellon Trust Company, N.A. (“BNY”), Deutsche Bank AG New York Branch, as administrative agent, and the several financial institutions that serve as committed note purchasers, the several commercial paper conduits, and certain funding agents for the investor groups in connection with the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (the “Series 2013-A Supplement”), by and among HVF II, BNY, as trustee (the “Trustee”), the Parent Borrower, as administrator, Deutsche Bank AG New York Branch, as administrative agent, certain committed note purchasers party thereto from time to time, certain conduit investors party thereto from time to time, and certain funding agents for the investor groups party thereto from time to time, to the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as amended, modified or supplemented prior to the date hereof, exclusive of Series Supplements (as defined therein), the “Group I Supplement”), to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as amended, modified or supplemented prior to the date hereof, exclusive of Group Supplements (as defined therein) and Series Supplements, the “Base Indenture”), each between HVF II and the Trustee.

“LC Facility Waiver and Amendment” shall mean that certain waiver and first amendment, dated as of the date hereof, by and among the Parent Borrower, the several banks and other financial institutions parties thereto as lenders, Barclays Bank PLC, as administrative agent and other parties party thereto in connection with the Letter of Credit Facility Agreement.

“Sidecar Facility Waiver and Amendment” shall mean that certain waiver and first amendment, dated as of the date hereof, by and among the Parent Borrower, the several banks and other financial institutions parties thereto as lenders, Credit Agricole Corporate and Investment Bank, as administrative agent and other parties party thereto in connection with that certain credit agreement, dated as of June 30, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time), among the Parent Borrower, the subsidiary borrowers from time to time parties thereto, the several banks and other financial institutions from time to time parties thereto and Credit Agricole Corporate and Investment Bank, as administrative agent.

Section 2.                Limited Waiver and Limited Forbearance with respect to Credit Agreement.

(a)   Any determination that a Specified Event of Default has occurred, will occur or is continuing is hereby temporarily waived and no Default or Event of Default on the basis of the Specified Events of Default shall be deemed to be continuing for a period beginning from the date hereof and extending to the earliest to occur of (i) 11:59 P.M. (New York time) on May 22, 2020, (ii) termination of any of (w) the HVF Forbearance Agreement, (x) the LC Facility Waiver and Amendment, (y) the Sidecar Facility Waiver and Amendment or (z) the Alternate LC Facility Waiver and Amendment and (iii) the failure of Parent Borrower or any other Loan Party to comply timely with any term, condition, or covenant set forth in this Waiver and Amendment or the occurrence of a Default or Event of Default under the Credit Agreement (as amended hereby) (for the avoidance of doubt, other than the Specified Events of Default) (the “Waiver End Date” and such period, the “Temporary Waiver Period”).

(b)   On and as of the Waiver End Date, the limited and temporary waiver of the Specified Events of Default set forth in clause (a) above shall automatically and without further notice cease to be of any force or effect and the Specified Budget Events of Default shall, from and after the Waiver End Date, be deemed to have occurred and be continuing as if never temporarily waived pursuant to this Waiver and Amendment, in each case, unless and to the extent cured or further waived in writing in accordance with the Credit Agreement. The Parent Borrower and the other Loan Parties each agree that on and from the Waiver End Date any or all of the Secured Parties may at any time proceed to exercise any and all of the respective rights and remedies under the Credit Agreement, any other Loan Document and/or applicable law, to the extent that an Event of Default has occurred and is continuing. The Parent Borrower and the Loan Parties further agree that nothing herein shall be construed to limit any rights or remedies available to the Secured Parties pursuant to the Credit Agreement or the other Loan Documents in connection with the occurrence of any Default or Event of Default other than, during the Temporary Waiver Period, the Specified Events of Default and the LC Reimbursement Event of Default (as defined below).

(c)   Effective as of the Waiver and Amendment Effective Date, the Parent Borrower and each of the Loan Parties agree that until the expiration or termination of the Temporary Waiver Period:

(i)     the Parent Borrower shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make any Restricted Payments (including Permitted Payments, but other than any Investments that could be deemed made by any drawings under a letter of credit and, for the avoidance of doubt, excluding Permitted Investments in the ordinary course of business and consistent with past practice (it being understood and agreed that, notwithstanding the foregoing, other than in the case of Investments not to exceed $35,000,000 in the aggregate, neither the Parent Borrower nor any other Loan Party shall be permitted to make an Investment in any Restricted Subsidiary that is not a Loan Party));

(ii)  the Parent Borrower shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (A) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Indebtedness of the Parent Borrower that is (x) junior in right of security to the Loans (including the Senior Secured Second Priority 2022 Notes), (y) unsecured Indebtedness for borrowed money (including under the Senior Notes) or (z) expressly subordinated in right of payment to the Loans pursuant to a written agreement or (B) provide cash collateralize or otherwise backstop any issued and outstanding letters of credit;

(iii)            the Parent Borrower and each of the Loan Parties shall comply with all limitations, restrictions and prohibitions that would be effective or applicable under the Credit Agreement during the continuance of an Event of Default under Section 9(a) or 9(f) of the Credit Agreement with respect to (x) assignments of Term Loans or the purchase or prepayment of Term Loans, in each case, made pursuant to Section 11.6(i) of the Credit Agreement and (y) Asset Dispositions made pursuant to Section 8.4 of the Credit Agreement or the definition of “Asset Dispositions” under the Credit Agreement;

(iv) the Parent Borrower shall not and shall not permit any Restricted Subsidiary to designate any Subsidiary of the Parent Borrower to be an Unrestricted Subsidiary; and

(v)   the Parent Borrower shall not and shall not permit any Restricted Subsidiary to incur Corporate Indebtedness.

(d)   For the avoidance of doubt, to the extent that any Specified RAC Letters of Credit are drawn during the Temporary Waiver Period and the Reimbursement Amount in respect thereof is not reimbursed on a timely basis in accordance with Section 3.5 of the Credit Agreement, such unreimbursed amounts, if any, shall bear interest at a rate per annum, which is the rate described in paragraph (b) of Section 4.1 of the Credit Agreement for ABR Loans plus 2.00% from the date such unreimbursed amounts became due and payable in accordance with Section 3.5 of the Credit Agreement (for the avoidance of doubt, without regard to any waivers set forth herein) until such unreimbursed amounts are paid in full (after as well as before judgment).

(e)   During the Temporary Waiver Period, the Parent Borrower shall pay (or cause to be paid), within one Business Day of receipt of an invoice, the reasonable and documented fees, charges and disbursements of (i) Latham & Watkins LLP, as counsel to the Administrative Agent and (ii) Arnold & Porter Kaye Scholer LLP, as counsel to the Term Lender Group.

(f)    The Parent Borrower hereby represents and warrants as of the Waiver and Amendment Effective Date none of the terms (including, but not limited to, any compensation) offered to any Person with respect to the Alternate LC Facility Waiver and Amendment, the HVF Forbearance Agreement, the LC Facility Waiver and Amendment and the Sidecar Facility Waiver and Amendment (each a “Waiver Document”) relating to the terms, conditions and transactions contemplated hereby, is or will be more favorable to such Person than those afforded to the Lenders hereunder (as reasonably determined by the Parent Borrower and the Administrative Agent, acting together). The Parent Borrower covenants and agrees from and after the Waiver and Amendment Effective Date that the Credit Agreement and this Waiver and Amendment (as applicable) shall be, without any further action by any of the parties party hereto, deemed amended and modified in an equivalent manner such that the Lenders shall receive the benefit of the more favorable terms contained in any other Waiver Document as it relates to the terms, conditions and transactions contemplated hereby. Notwithstanding the foregoing, the Parent Borrower agrees, at its expense, to take such other actions as the Administrative Agent may reasonably request to further effectuate the foregoing.

(g)   In addition to the amendments to the Credit Agreement set forth in Section 3 hereof, each of the Lenders party hereto (constituting the Required Lenders) agrees that until the expiration of the Temporary Waiver Period, it will temporarily forbear from exercising its default-related rights and remedies against Parent Borrower or any other Loan Party solely with respect to the Event of Default that may arise under (i) Section 9(a) of the Credit Agreement due to the failure of the Parent Borrower to reimburse the applicable Issuing Lender with respect to the Reimbursement Amount related to the Specified RAC Letters of Credit within the time period required under Section 3.5 of the Credit Agreement and/or (ii) Section 9(e) of the Credit Agreement due to the failure of the Parent Borrower to reimburse the applicable issuing lender with respect to the Specified ALOC Letters of Credit within the time period required under the ALOC Facility Agreement (the “LC Reimbursement Events of Default”). On and as of the Waiver End Date, the limited and temporary forbearance of the LC Reimbursement Events of Default set forth in this clause (h) (to the extent such LC Reimbursement Event of Default has occurred) shall automatically and without further notice cease to be of any force or effect and the LC Reimbursement Events of Default shall, from and after the Waiver End Date, be deemed to have occurred and be continuing as if never temporarily forbeared pursuant to this Waiver and Amendment, in each case, unless and to the extent cured or further waived or forbeared in writing in accordance with the Credit Agreement.

Section 3.                Amendments to Credit Agreement. Effective as of the Waiver and Amendment Effective Date (as hereinafter defined), the following terms and conditions of the Credit Agreement shall be amended as follows:

(a)   Section 1.1 of the Credit Agreement (Defined Terms) is hereby amended by adding the following new definitions, to appear in proper alphabetical order:

““Agent Financial Advisor”: as defined in the Waiver and Amendment.”

““Cash Flow Forecast”: as defined in Section 7.13(a).”

““Financial Advisors”: as defined in Section 7.13(b).”

““Liquidity Report”: as defined in Section 7.13(b).”

““Temporary Waiver Period”: as defined in the Waiver and Amendment.”

““Term Lender Group”: as defined in the Waiver and Amendment.”

““Term Lender Group Financial Advisor”: as defined in the Waiver and Amendment.”

““Waiver and Amendment”: the Waiver, Forbearance and Fourth Amendment, dated as of May 4, 2020, among the Parent Borrower, the Loan Parties party thereto, several banks and other financial institutions party thereto and the Administrative Agent.”

““Waiver and Amendment Effective Date”: as defined in the Waiver and Amendment.”

““Waiver End Date”: as defined in the Waiver and Amendment.”

(b)   Section 5.19 of the Credit Agreement (No Material Misstatements) is hereby amended by adding the following words “(including, for the avoidance of doubt, the Cash Flow Forecast and Liquidity Report delivered pursuant to Section 7.13)” immediately after the words “no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements” in the second sentence of Section 5.19.

(c)   Section 7 of the Credit Agreement (Affirmative Covenants) is hereby amended by adding the following as a new Section 7.13 to the Credit Agreement:

“Section 7.13 Additional Covenants.

(a)      No later than 5:00 p.m. (New York time) on May 6, 2020, the Parent Borrower shall prepare and deliver to the Administrative Agent (for subsequent distribution to the Lenders) a 13-week consolidated cash flow forecast in a form consistent with the internal reports of the Parent Borrower provided to the Administrative Agent on April 27, 2020 (the “Cash Flow Forecast”), which shall reflect the Parent Borrower’s good faith projection of all weekly cash receipts and disbursements in connection with the operation of its business. In addition to any and all reporting requirements set forth in this Agreement, by no later than 5:00 p.m. (New York time) on Wednesday (or if any given Wednesday is not a Business Day, not later than 5:00 p.m. (New York time) on the next Business Day) of each calendar week (commencing with May 13, 2020 until the Waiver End Date), the Parent Borrower shall provide to the Administrative Agent (for subsequent distribution to the Lenders) a report, in a form consistent with the internal reports of the Parent Borrower provided to the Administrative Agent on April 27, 2020, comparing the Parent Borrower’s actual cash receipts and disbursements for the immediately preceding week with the projected cash receipts and disbursements for such week as set forth in the Cash Flow Forecast.

(b)      The Parent Borrower and the other Loan Parties covenant and agree that by no later than 5:00 p.m. (New York time) on Wednesday (or if any given Wednesday is not a Business Day, not later than 5:00 p.m. (New York time) on the next Business Day) of each calendar week (commencing with May 6, 2020 until the Waiver End Date), the Parent Borrower shall, or shall cause any financial advisors, consultants or investment bankers that are representing any or all of the Loan Parties (collectively, the “Financial Advisors”) to prepare and deliver to the Administrative Agent (for subsequent distribution to the Lenders) a liquidity report (the “Liquidity Report”), for the immediately preceding week, in a form consistent with the liquidity report of the Parent Borrower provided to the Administrative Agent on April 27, 2020, which such report shall include information with respect to deposit and other bank accounts of the Loan Parties and the Restricted Subsidiaries each which maintain an average daily balance in excess of $2,500,000 and securities accounts of the Loan Parties and the Restricted Subsidiaries each which maintain securities or other assets having an aggregate value in excess of $2,500,000 (the “Accounts”), including (1) each Loan Party and Restricted Subsidiary that is the holder of an Account, (2) the balance of each Account as of the date of such report and (3) whether each Account is located in the United States or a foreign jurisdiction.

(c)      During the Temporary Waiver Period, the Parent Borrower and the other Loan Parties covenant and agree to hold and participate in (and shall authorize and cause the Financial Advisors to participate in) a weekly conference call with the Administrative Agent, the Lenders and their respective representatives and advisors, with such calls to be held at a time to be mutually agreed by the Parent Borrower and the Administrative Agent.

(d)      Without limiting the rights of the Agents and the Lenders under the Credit Agreement and other Loan Documents, during the Temporary Waiver Period, the Parent Borrower and the Loan Parties each hereby covenant and agree to: (i) furnish to the Administrative Agent, the Term Lender Group and their respective Representatives such financial, operating, restructuring, liability management and property-related data and other information as such persons may reasonably request; provided, that, none of the Parent Borrower or any Loan Party will be required to disclose or permit the inspection or discussion of, any document, information or other matter (x) that constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Administrative Agent or the Lenders (or their respective representatives) is prohibited by Requirement of Law or any binding agreement or (z) that is subject to attorney client or similar privilege or constitutes attorney work product, and (ii) irrevocably authorize and direct the Parent Borrower’s employees and Financial Advisor to cooperate reasonably with the Administrative Agent and its Representatives in respect of the aforementioned clause (i). For purposes of this Section 7.13(d), the term “Representatives”, with relation to any Person, shall mean such Person’s employees, agents, representatives, advisors and, in the case of the Agent, the Agent Financial Advisor, and in the case of the Term Lender Group, the Term Lender Group Financial Advisor.

(e)      On or before the second (2nd) Business Day following the date of the Waiver and Amendment, the Parent Borrower shall file a current report on Form 8-K disclosing all the material terms of the transactions contemplated by the Waiver and Amendment in the appropriate manner under the 1934 Act and attaching the Waiver and Amendment as an exhibit thereto.”

(d)   Section 9(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) any Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof (whether at stated maturity, by mandatory prepayment or otherwise); or any Borrower shall fail to pay any interest on any Loan, or any Reimbursement Amount, or any other amount payable hereunder, within five Business Days (or, in the case of any Reimbursement Amount that becomes due and payable during the Temporary Waiver Period, no later than 11:59 P.M. (New York time) on May 22, 2020) after any such interest, Reimbursement Amount or other amount becomes due in accordance with the terms hereof; or”

(e)   Section 9(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document (or in any amendment, modification or supplement hereto or thereto) or which is contained in any certificate (other than the Cash Flow Forecast, the Liquidity Report or any information delivered pursuant to Section 7.13(d)) furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made and the circumstances giving rise to such misrepresentation, if capable of alteration, are not altered so as to make such representation or warranty correct in all material respects by the date falling 30 days after the date on which written notice thereof shall have been given to the Parent Borrower by the Administrative Agent or the Required Lenders; provided for the avoidance of doubt that if any representation or warranty made or deemed made pursuant to the second sentence of Section 5.7 shall prove to have been incorrect in any material respect, such failure to be correct shall be deemed cured if the Default or Event of Default giving rise to, or otherwise underlying, such failure to be correct, shall have been cured; or”

(f)    Section 9(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) any Loan Party shall default in the observance or performance of any agreement contained in Section 8 of this Agreement or the Waiver and Amendment; provided that in the case of any Event of Default under Section 8.9 (a “Financial Covenant Event of Default”), such default shall not constitute a default with respect to any Term Loans unless and until the Revolving Loans have been declared due and payable and the Revolving Commitments have been terminated by the Required Revolving Lenders pursuant to this Section 9; provided, however that if (i) Required Revolving Lenders irrevocably rescind such acceleration and termination in a writing delivered to the Administrative Agent within 20 Business Days after such acceleration and termination and (ii) Required Lenders (including the Term Loan Lenders) have not accelerated the Loans, the Financial Covenant Event of Default shall automatically cease to constitute an Event of Default with respect to the Term Loans from and after such date; or”

(g)   Section 9(d) of the Credit Agreement is hereby amended and restated in its entirety as follows.

“(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 9), and such default shall continue unremedied for a period of (x) with respect to Section 7.13, three (3) Business Days and (y) otherwise, 30 days, in each case, after the date on which written notice thereof shall have been given to the Parent Borrower by the Administrative Agent or the Required Lenders; or”

Section 4.                Conditions to Effectiveness of this Waiver and Amendment. This Waiver and Amendment shall become effective on the date (such date, the “Waiver and Amendment Effective Date”) on which the following conditions have been satisfied or waived:

(a)   Execution of Waiver and Amendment. The Administrative Agent (or its counsel) shall have received this Waiver and Amendment executed and delivered by a duly authorized officer of the Parent Borrower, the other Loan Parties party hereto and the Required Lenders.

(b)   No Default. After giving effect to the limited waiver set forth in Section 2(a) above, no Default or Event of Default (other than the Specified Events of Default) has occurred and is continuing both before and immediately after giving effect to the transactions contemplated hereby.

(c)   Representations and Warranties. After giving effect to the limited waiver set forth in Section 2(a) above, the representations and warranties of the Parent Borrower and each other Loan Party party hereto set forth in Section 5 of this Waiver and Amendment are true and correct.

(d)   Closing Certificate. The Administrative Agent shall have received a certificate signed by a duly authorized officer of the Parent Borrower as to the matters set forth in paragraphs (b) and (c) of this Section 4.

(e)   Execution and effectiveness of other documents. Substantially simultaneously with the effectiveness of this Waiver and Amendment, the HVF Forbearance Agreement, the LC Facility Waiver and Amendment, the Alternate LC Facility Waiver and Amendment and the Sidecar Facility Waiver and Amendment shall have become effective and shall be in full force and effect and, in each case, shall be in form and substance reasonably satisfactory to the Administrative Agent.

Section 5.                Representations and Warranties. To induce the other parties hereto to enter into this Waiver and Amendment, the Parent Borrower hereby represents and warrants, on the Waiver and Amendment Effective Date (after giving effect to the limited waiver set forth in Section 2(a) above), to the Administrative Agent and each Lender that:

(a)   each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform this Waiver and Amendment, and each such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Waiver and Amendment. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Waiver and Amendment, hereunder, except for consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect and the execution, delivery and performance by the Parent Borrower and each other Loan Party party hereto of this Waiver and Amendment will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect. This Waiver and Amendment has been duly executed and delivered by each Loan Party;

(b)   this Waiver and Amendment constitutes a legal, valid and binding obligation of the Parent Borrower and each other Loan Party party hereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(c)   all representations and warranties contained in the Credit Agreement are (after giving effect to the waiver set forth in Section 2(a) above), except to the extent that they relate to a particular date, true and correct in all material respects on and as of the Waiver and Amendment Effective Date; provided that, for this purpose, the impacts of COVID-19 on the business, operations, property or condition (financial or otherwise) of the Parent Borrower or any of its Subsidiaries shall be disregarded; and

(d)   as of the Waiver and Amendment Effective Date, to the knowledge of the Parent Borrower, there are no Unrestricted Subsidiaries.

Section 6.                Limited Waiver. This Waiver and Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement or the other Loan Documents or any of the other instruments or agreements referred to therein, or (ii) prejudice any right or rights which any of the Lenders, the Administrative Agent or the Collateral Agent now have or may have in the future under or in connection with the Credit Agreement, the Loan Documents or any of the other instruments or agreements referred to therein.

Section 7.                Covenants.

(a)   On or prior to the date that is 10 days after the date of this Waiver and Amendment (or such later date as the Administrative Agent agrees in its reasonable discretion), the Loan Parties shall execute and deliver all documents, instruments, filings or recordations reasonably deemed by the Collateral Agent to be necessary in connection with the perfection and, in the case of the filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office, protection of the Collateral Agent’s security interests in the Collateral.

(b)   Expenses. On or prior to the date that is one (1) Business Day after the Waiver and Amendment Effective Date (or such later date as the Administrative Agent agrees in its reasonable discretion), the Parent Borrower shall have paid (or cause to be paid), by wire transfer of immediately available funds, (1) to the Agents all of their reasonable and documented out-of-pocket costs and expenses incurred in connection with this Waiver and Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, (2) the reasonable and documented fees, charges and disbursements of Latham & Watkins LLP, as counsel to the Administrative Agent, set forth in the invoices, each dated April 30, 2020 and sent by Latham & Watkins LLP to the Parent Borrower on May 4, 2020, and (3) the reasonable and documented fees, charges and disbursements of Arnold & Porter Kaye Scholer LLP, as counsel to the Term Lender Group in the invoice, dated May 4, 2020 and sent by Arnold & Porter Kaye Scholer LLP to the Parent Borrower on May 4, 2020, in each case, to the extent invoiced on or prior to 12:00 PM (New York City time) on the Waiver and Amendment Effective Date, and the failure to make any such payment as set forth herein shall constitute an automatic Event of Default under the Credit Agreement.

(c)   Amendment Fee. On or prior to the date that is one (1) Business Day after the Waiver and Amendment Effective Date, the Administrative Agent shall have received, for the ratable benefit of the consenting Lenders, the Consent Fee required to be paid or delivered by the Parent Borrower pursuant to the Fee Letter, dated as of the date hereof, between the Parent Borrower and the Administrative Agent, and the failure to make any such payment as set forth herein shall constitute an automatic Event of Default under the Credit Agreement.

Section 8.                Effects on Loan Documents; Acknowledgement .

(a)   Except as expressly modified hereby, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and reaffirmed in all respects and shall continue in full force and effect in accordance with its terms and nothing herein can or may be construed as a novation thereof. Except as expressly set forth herein, this Waiver and Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Loan Parties under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document. Each Loan Party reaffirms and ratifies on the Waiver and Amendment Effective Date the Obligations and each of its other obligations under the Loan Documents to which it is party and the validity, enforceability and perfection of the Liens granted by it pursuant to the Security Documents. This Waiver and Amendment shall constitute a Loan Document for purposes of the Credit Agreement and other Loan Documents and from and after the Waiver and Amendment Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall, unless expressly provided otherwise, refer to the Credit Agreement as modified by the First Amendment, the Second Amendment, the Third Amendment and this Waiver and Amendment. Each of the Loan Parties hereby consents to this Waiver and Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement and other Loan Documents.

(b)   Without limiting the foregoing, each of the Loan Parties party to the Guarantee and Collateral Agreement and the other Security Documents, in each case as amended, supplemented or otherwise modified from time to time, hereby (i) acknowledges and agrees that all of its obligations under the Guarantee and Collateral Agreement and the other Security Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by such Loan Party to the Collateral Agent for the benefit of the Secured Parties and reaffirms the guaranties made by such Loan Party pursuant to the Guarantee and Collateral Agreement, (iii) acknowledges and agrees that the grants of security interests by and the guaranties of such Loan Party contained in the Guarantee and Collateral Agreement and the other Security Documents are, and shall remain, in full force and effect after giving effect to this Waiver and Amendment, and (iv) agrees that the Borrower Obligations and the Guarantor Obligations (each as defined in the Guarantee and Collateral Agreement) include, among other things and without limitation, the prompt and complete payment and performance by the Parent Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, the Loans.

Section 9.                Counterparts. This Waiver and Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Waiver and Amendment by facsimile or any other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Waiver and Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.            Costs And Expenses.

(a)   The Parent Borrower hereby irrevocably consents to the retention of Alix Partners, LLP (“Agent Financial Advisor”) as the Administrative Agent’s financial advisor during the Temporary Waiver Period, and, in addition to (to the extent not otherwise provided in the Credit Agreement), and not in lieu of, the terms of the Credit Agreement and other Loan Documents relating to the reimbursement of Administrative Agent’s fees and expenses, the Parent Borrower agrees to reimburse the Administrative Agent for the reasonable and documented fees and disbursements of the Agent Financial Advisor during the Temporary Waiver Period, and the Parent Borrower agrees to pay a retainer of up to $200,000 within two Business Days after the execution of a written engagement letter with the Agent Financial Advisor; provided that such fees paid to the Agent Financial Advisor shall not, when taken together with any fees agreed to be paid to the Agent Financial Advisor in connection with the LC Facility Waiver and Amendment and the Sidecar Facility Waiver and Amendment, exceed $200,000 in the aggregate during the Temporary Waiver Period.

(b)   The Parent Borrower hereby irrevocably consents to the retention of (i) APKS, as counsel to the Term Lender Group and (ii) Houlihan Lokey, as financial advisor to the Term Lender Group (the “Term Lender Group Financial Advisor”), in each case, during the Temporary Waiver Period, and, in addition to (to the extent not otherwise provided in the Credit Agreement), and not in lieu of, the terms of the Credit Agreement and other Loan Documents relating to the reimbursement of Lenders’ fees and expenses, the Parent Borrower agrees to pay APKS and the Term Lender Group Financial Advisor during the Temporary Waiver Period in accordance with the terms and conditions of this Waiver and Amendment and the Parent Borrower agrees to pay a retainer up to $200,000 within two Business Days after the execution of a written engagement letter with the Term Lender Group Financial Advisor; provided that such fees paid to the Term Lender Group Financial Advisor shall not exceed $200,000 in the aggregate during the Temporary Waiver Period.

Section 11.            Governing Law. THIS WAIVER AND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 12.            Headings. The headings of this Waiver and Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 13.            Miscellaneous. The provisions of Sections 11.13 and 11.15 of the Credit Agreement are incorporated by reference herein and made a part hereof mutatis mutandis.

Section 14.            Successors. All agreements of the Administrative Agent and each Lender party hereto shall bind the successors and assigns of the Administrative Agent and such Lender and the Administrative Agent and each such Lender agrees to inform each successor and assign of the agreements set forth in this Waiver and Amendment. The Administrative Agent and each Lender agrees that it shall not sell, assign or otherwise transfer any of its Loans or Commitments to any Person unless such Person agrees in writing to be bound by the terms of this Waiver and Amendment.

Section 15.            Release.

(a)   In consideration of the agreements of the Administrative Agent, the Issuing Lenders and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its successors and assigns (the Parent Borrower and the other Loan Parties being hereinafter referred to collectively as the “Releasing Parties” and individually as a “Releasing Party”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Agents, each Lender and Issuing Lender, and each of their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (the Agents, the Lenders, the Issuing Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Releasing Party may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arose or occurred at any time on or prior to the Waiver and Amendment Effective Date, for or on account of, or in relation to, or in any way in connection with this Waiver and Amendment, the Credit Agreement, any of the Loan Documents or any of the transactions hereunder or thereunder.

(b)   The Parent Borrower and the each other Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)   The Parent Borrower and each other Loan Party agree that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d)   Each of the Releasing Parties hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Releasing Party pursuant to this Section 15. If any Releasing Party violates the foregoing covenant, the Parent Borrower and the Loan Parties, for themselves, and their respective successors and assigns, present and former members, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

Section 16.            Course of Dealing. Each of the Parent Borrower and the Loan Parties acknowledge and agree that neither the execution nor the delivery by the Administrative Agent and the Lenders party hereto of this Waiver and Amendment shall be deemed to create a course of dealing or otherwise obligate any Agent or any Lender to execute similar documents under the same or similar circumstances in the future.

Section 17.            Action and Declaration of Effectiveness by Administrative Agent. Each of the Lenders party hereto (constituting the Required Lenders) hereby direct the Administrative Agent to enter into this Waiver and Amendment in accordance with Section 11.1(a) of the Credit Agreement. The Administrative Agent is hereby authorized and directed to declare this Waiver and Amendment to be effective (and the Waiver and Amendment Effective Date shall occur) when it has received documents confirming or evidencing, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in Section 4 hereunder. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes. Each Lender that has signed and released its signature page to this Waiver and Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

Section 18.            Survival; Severability.

All representations and warranties made hereunder, the amendments to the Credit Agreement set forth in Section 3 hereof and the agreements of the Loan Parties and the Releasing Parties set forth in Section 15 hereof shall survive the execution and delivery of this Waiver and Amendment and the expiration or termination of the Temporary Waiver Period. Any provision of this Waiver and Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

THE HERTZ CORPORATION

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Senior Vice President and Treasurer

[Signature Page to Senior Secured Facilities Limited Waiver and Amendment (THC)]

DOLLAR RENT A CAR, INC.
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
DTG OPERATIONS, INC.
FIREFLY RENT A CAR LLC
HERTZ CAR SALES LLC
HERTZ GLOBAL SERVICES CORPORATION
HERTZ LOCAL EDITION CORP.
HERTZ LOCAL EDITION TRANSPORTING, INC.
HERTZ SYSTEM, INC.
HERTZ TECHNOLOGIES, INC.
HERTZ TRANSPORTING, INC.
SMARTZ VEHICLE RENTAL CORPORATION
RENTAL CAR GROUP COMPANY, LLC
THRIFTY CAR SALES, INC.
THIRFTY INSURANCE AGENCY, INC.
TRAC ASIA PACIFIC, INC.

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Senior Vice President and Treasurer

DONLEN CORPORATION

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Senior Vice President and Assistant Treasurer

DTG SUPPLY, LLC
By: DTG Operations, Inc., Its sole Member/Manager

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Vice President and Treasurer

RENTAL CAR INTERMEDIATE HOLDINGS, LLC

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Senior Vice President and Treasurer

THRIFTY, LLC
By: Dollar Thrifty Automotive Group, Inc., Its sole Member/Manager

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Vice President and Treasurer

THRIFTY RENT-A-CAR SYSTEM, LLC
By: Thrifty, LLC, Its sole Member/Manager,
By: Dollar Thrifty Automotive Group, Inc., Its sole Member/Manager

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Vice President and Treasurer

[Signature Page to Senior Secured Facilities Limited Waiver and Amendment (THC)]

BARCLAYS BANK PLC,
as Administrative Agent, Collateral Agent, Issuing Lender, and a Lender

By:	/s/ Craig J. Malloy
	Name:	Craig J. Malloy
	Title:	Director

[Signature Page to Senior Secured Facilities Limited Waiver and Amendment (THC)]

THE BANK OF NOVA SCOTIA,
as a Lender and Issuing Lender

By:	/s/ David Brooks
	Name:	David Brooks
	Title:	Managing Director

By:	/s/ Francisco Javier Olivera Martinez
	Name:	Francisco Javier Olivera Martinez
	Title:	Managing Director

[Signature Page to Senior Secured Facilities Limited Waiver and Amendment (THC)]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Lender and Issuing Lender

By:	/s/ Gordon Yip
	Name:	Gordon Yip
	Title:	Director

By:	/s/ Jill Wong
	Name:	Jill Wong
	Title:	Director

ROYAL BANK OF CANADA,
as Lender and Issuing Lender

By:	/s/ Leslie P. Vowell
	Name:	Leslie P. Vowell
	Title:	Authorized Signatory

UNICREDIT BANK AG, NEW YORK BRANCH,
as a Lender and Issuing Lender

By:	/s/ Michael Novellino
	Name:	Michael Novellino
	Title:	Director

By:	/s/ Scott Obeck
	Name:	Scott Obeck
	Title:	Director

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender and Issuing Lender

By:	/s/ Michael Strobel
	Name:	Michael Strobel
	Title:	Vice President

By:	/s/ Suzan Onal
	Name:	Suzan Onal
	Title:	Vice President

MIZUHO BANK LTD.,

as a Lender and Issuing Lender

By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Authorized Signatory

CITIZENS BANK, N.A.,
as a Lender and Issuing Lender

By:	/s/ Michael E. Sohr
	Name:	Michael E. Sohr
	Title:	Managing Director

CAPITAL ONE, NATIONAL ASSOCIATION
as Lender and Issuing Lender

By:	/s/ Robert P. Harvey
	Name:	Robert P. Harvey
	Title:	Senior Director

By:	/s/ Robert P. Harvey
	Name:	Robert P. Harvey
	Title:	Senior Director

GOLDMAN SACHS BANK USA,
as Lender and Issuing Lender

By:	/s/ Ryan Durkin
	Name:	Ryan Durkin
	Title:	Authorized Signatory

Annex A

(1) The failure of each Lessee to make payment on the April 27, 2020 Payment Date of Rent (other than Monthly Variable Rent except with respect to the Series 2013-G1 Monthly Administration Fee and the Monthly Servicing Fee, in each case for such Payment Date) (such unpaid amount, the “Specified Lease Payment”) required to be paid pursuant to Section 4.7 of the Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement, dated as of October 31, 2013 (as amended by Amendment No. 1 thereto, dated as of June 17, 2015 and Amendment No. 2 thereto, dated as of February 22, 2017, the “Series 2013-G1 Lease”), among, inter alia, Hertz Vehicle Financing LLC, as lessor, and the Parent Borrower, as lessee, servicer and guarantor, with respect to Lease Vehicles leased to the Lessees during the related month.

(2) The failure of the Guarantor under the Series 2013-G1 Lease to cause the payment of the Specified Lease Payment as required pursuant to Section 11.1(ii) of the Series 2013-G1 Lease.

(3) The failure of HVF II to instruct the Trustee to draw on the Series 2013-A Letters of Credit on the April 27, 2020 Payment Date in respect of a Series 2013-A Lease Principal Payment Deficit resulting from the failure to make the Specified Lease Payment in an amount required pursuant to Section 5.5(b) of the Sixth Amended and Restated Series 2013-A Supplement, dated as of February 21, 2020 (the “Series 2013-A Supplement”), by and among HVF II, the Trustee, the Parent Borrower, as group I administrator, Deutsche Bank AG New York Branch, as administrative agent, certain committed note purchasers party thereto from time to time, certain conduit investors party thereto from time to time, and certain funding agents for the investor groups party thereto from time to time, to the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as amended by Amendment No. 1 thereto, dated as of June 17, 2015, the “Group I Supplement”), to the Amended and Restated Base Indenture, dated as of October 31, 2014 (the “Base Indenture”), each between HVF II and the Trustee.

Capitalized terms used but not defined in the foregoing clauses (1) through (3) and not defined in the Waiver and Amendment shall have the meanings assigned to such terms in the Series 2013-G1 Lease or, if not defined therein, in the Series 2013-A Supplement.

Annex B

(delivered separately)

Annex C

(delivered separately)